UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): May 16, 2008

 Exotacar, Inc.
 (Exact Name of Registrant as Specified in Charter)

 Nevada
(State or Other Jurisdiction of Incorporation)

333-137293
(Commission File Number)

20-5408832
(I.R.S. Employer Identification No.)

1001 Bayhill Drive
2nd Floor – Suite 200
San Bruno, CA 94066
(Address of Principal Executive Offices) (Zip Code)

(650) 616-4123
(Registrant's Telephone Number, Including Area Code)

 Copies to:
JPF Securities Law, LLC
17111 Kenton Drive
Suite 100B
Cornelius, NC 28031
(704) 897-8334 Tel
(888) 608-5705 Fax

This Current Report on Form 8-K is filed by Exotacar, Inc., a Nevada corporation (“Registrant”), in connection with the items described below.

ITEM 4.01. CHANGE IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 16, 2008, Registrant’s Board of Directors made the decision to retain Mantyla McReynolds, LLC as its independent auditor to review Registrant’s quarterly reports for the quarter ending March 31, 2008 and to audit Registrant’s financial statements for the year ended June 30, 2008. Registrant does not have an audit committee.

Prior to making the decision to retain Mantyla McReynolds, LLC, Registrant had no prior relationship with Mantyla McReynolds, LLC or any of its members.
EXHIBIT INDEX

Exhibit No.          Description of Exhibit

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXOTACAR, INC.

Date: May 16, 2008	By:	/s/ Rene Ronald Soullier
Rene Ronald Soullier President